As filed with the Securities and Exchange Commission on February 24, 2022

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HERSHA HOSPITALITY TRUST
(Exact Name of Registrant as Specified in its Charter)

Maryland	25-1811499
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
44 Hersha Drive
Harrisburg, Pennsylvania 17102
(717) 236-4400
(Address of Principal Executive Offices, Including Zip Code)

Amended and Restated Hersha Hospitality Trust 2012 Equity Incentive Plan
(Full title of the plan)

Ashish R. Parikh
Chief Financial Officer
44 Hersha Drive
Harrisburg, Pennsylvania 17102
(717) 236-4400

Copy to:

James V. Davidson Hunton Andrews Kurth LLP Riverfront Plaza, East Tower 951 East Byrd Street Richmond, Virginia 23219-4074 Tel (804) 788-8200 Fax (804) 788-8218
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Explanatory Note

On March 2, 2012, Hersha Hospitality Trust (the “Company”) filed a registration statement on Form S-8 (File No. 333-179847) (the “Initial S-8”), relating to the registration of 1,875,000 Priority Class A common shares of beneficial interest, which are referred to herein as common shares, issuable pursuant to the Company’s 2012 Equity Incentive Plan (as amended and restated through the date hereof, the “Plan”).

On May 22, 2014, the Company filed a registration statement on Form S-8 (File No. 333-196181) (the “2014 Prior S-8”), relating to the registration of an additional 2,250,000 common shares issuable pursuant to the Plan.

On May 30, 2019, the Company’s shareholders approved a further amendment to the Plan pursuant to which the maximum aggregate number of common shares issuable pursuant to the Plan was increased from 4,125,000 common shares to 6,375,000 common shares. The Plan is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 18, 2019.

On February 28, 2020, the Company filed a registration statement on Form S-8 (File No. 333-236763) (the “2020 Prior S-8”), relating to the registration of an additional 2,750,153 common shares issuable pursuant to the Plan.

On May 27, 2021, the Company’s shareholders approved a further amendment to the Plan pursuant to which the maximum aggregate number of common shares issuable pursuant to the Plan was increased from 6,375,000 common shares to 8,875,000 common shares. The Plan is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 16, 2021.

This registration statement is filed by the Company on Form S-8 to register an additional 2,600,323 common shares issuable pursuant to the Plan. In accordance with General Instruction E to Form S-8, this registration statement is filed to register securities of the same class as other securities for which a registration statement filed on Form S-8 relating to an employee benefit plan is effective. Accordingly, this registration statement incorporates by reference the contents of the Initial S-8, the 2014 Prior S-8 and the 2020 Prior S-8 to the extent not modified, amended or superseded by this registration statement.

Item 8.	Exhibits.

Exhibit No.	Description
4.1
Articles of Amendment and Restatement of the Declaration of Trust of Hersha Hospitality Trust, as amended and supplemented (filed as Exhibit 3.1 to the Annual Report on Form 10-K filed by Hersha Hospitality Trust on February 23, 2018 and incorporated by reference herein).

4.2
Amended and Restated Bylaws of Hersha Hospitality Trust (filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q, filed by Hersha Hospitality Trust on April 27, 2017 and incorporated by reference herein).

4.3	Form of Common Share Certificate (filed with the SEC as Exhibit 4.1 to the Annual Report on Form 10-K filed by Hersha Hospitality Trust on February 23, 2018 and incorporated by reference herein).
4.4	Description of Securities (filed with the SEC as Exhibit 4.13 to the Annual Report on Form 10-K filed by Hersha Hospitality Trust on February 25, 2020 and incorporated by reference herein).
5.1	Opinion of Venable LLP as to the legality of the securities being registered.*
23.1	Consent of Venable LLP (included in the opinion filed as Exhibit 5.1).*
23.2	Consent of KPMG LLP.*
24.1	Power of Attorney (included on the signature page hereto).
99.1
Amended and Restated Hersha Hospitality Trust 2012 Equity Incentive Plan (filed as Appendix A to the Company’s definitive proxy statement on Schedule 14A filed on April 16, 2021, and incorporated by reference herein).

107	Calculation of Filing Fee Tables*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 24, 2022.

HERSHA HOSPITALITY TRUST

By:	/s/ Ashish R. Parikh
Ashish R. Parikh
Chief Financial Officer
(Principal Financial Officer)

POWER OF ATTORNEY and signatures

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Ashish R. Parikh and Michael R. Gillespie and each of them (with full power to act alone) as true and lawful attorneys-in-fact, and stead, in any and all capacities, to sign any amendments to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and the power of attorney appearing above have been signed below by the following persons in the capacities indicated on February 24, 2022.

Signature	Title
/s/ Hasu P. Shah
Hasu P. Shah	Chairman and Trustee
/s/ Jay H. Shah
Jay H. Shah	Chief Executive Officer and Trustee
(Principal Executive Officer)
/s/ Ashish R. Parikh
Ashish R. Parikh	Chief Financial Officer
(Principal Financial Officer)
/s/ Michael R. Gillespie
Michael R. Gillespie	Chief Accounting Officer
(Principal Accounting Officer)
/s/ Jackson Hsieh
Jackson Hsieh	Trustee
/s/ Thomas J. Hutchison III
Thomas J. Hutchison III	Trustee
/s/ Donald J. Landry
Donald J. Landry	Trustee
/s/ Michael A. Leven
Michael A. Leven	Trustee
/s/ Dianna F. Morgan
Dianna F. Morgan	Trustee
/s/ John M. Sabin
John M. Sabin	Trustee